UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 11, 2007


                             NEXTWAVE WIRELESS INC.
             (Exact name of registrant as specified in its charter)


         Delaware                     000-51958                   20-5361360
(State or other jurisdiction   (Commission file number)       (I.R.S. employer
     of incorporation)                                       identification no.)


               12670 High Bluff Drive, San Diego, California 92130 (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (858) 480-3100


                                 Not Applicable
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]   Written communications pursuant to Rule 425 under the Securities Act (17
CFR 230.425)

[_]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

[_]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[_]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))



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ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

        On May 11, 2007, NextWave Wireless Inc. ("NextWave") completed its previously announced acquisition of IPWireless, Inc. pursuant to the terms of the Agreement and Plan of Merger, dated as of April 6, 2007, among NextWave, IPW, LLC, a wholly owned subsidiary of NextWave ("Merger Sub") and IPWireless, Inc. ("IPW") (the "Merger Agreement"). IPW, previously a privately-held company headquartered in San Bruno, California, with research and development facilities in the United Kingdom, is a supplier of TD-CDMA network equipment and subscriber terminals, and develops 3GPP TDD UMTS standards which serve as the foundation for its next-generation mobile TV and wireless broadband public-safety network solutions. Its TD-CDMA mobile broadband technology was recently selected by New York City as part of the deployment of a citywide, public-safety wireless network. IPW will operate as a wholly-owned subsidiary of NextWave.

        The merger consideration consists of approximately $100 million that was paid at closing, consisting of $25 million in cash and $75 million in shares of common stock of NextWave. The number of shares of common stock issued in connection with the merger was 7.7 million. As specified in the Merger Agreement, additional consideration of up to $135 million may be earned upon the achievement of certain revenue milestones relating to IPW's public safety business and TDtv business during the 2007 to 2009 timeframe, with potential payment of up to $50 million in late 2007 or 2008 (the "Additional Consideration"), and up to $7.5 million in 2008, up to $24.2 million in 2009, and up to $53.3 million in 2010. If earned, up to approximately $114 million of such additional consideration is payable in cash or shares of common stock at the election of NextWave, and approximately $21 million of such amounts are payable in cash or shares of common stock at the election of the representative of the IPW shareholders. Five million dollars of the consideration paid at closing and $21 million of the Additional Consideration that may be earned post-closing has or will be placed in escrow for 12 months from the closing date, which will be available to compensate NextWave for certain losses, including any losses it may incur as a result of any breach of the representations and warranties or covenants of IPW contained in the Merger Agreement. NextWave will adopt the IPWireless, Inc. Employee Stock Bonus Plan to provide IPW employees with shares of NextWave common stock having an aggregate value of up to $7 million, dependent on the achievement of certain revenue milestones relating to IPW's public safety business and TDtv business as an inducement for such employees to join the NextWave group and continue with the business following the merger.

        A copy of our press release, dated May 14, 2007, announcing the completion of the merger, is attached hereto as Exhibit 99.1.

        This description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on April 12, 2007 and is incorporated herein by reference.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

      (a)   Financial Statements of Businesses Acquired.

     The Company intends to file the financial statements required by this Item by an amendment to this Report no later than 71 days after the date this initial report on Form 8-K must be filed.

     (b)    Pro Forma Financial Information.

     The Company intends to file the financial statements required by this Item by an amendment to this Report no later than 71 days after the date this initial report on Form 8-K must be filed.



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     (d)    Exhibits


Exhibit No.   Description
-----------   -----------

2.1 Agreement and Plan of Merger, dated as of April 6, 2007, by and among NextWave Wireless Inc., IPW, LLC, IPWireless, Inc. and J. Taylor Crandall, as stockholder representative (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of NextWave Wireless Inc. filed April 12, 2007).

99.1          Press release, dated May 14, 2007

















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



                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 17, 2007

                                                 NextWave Wireless Inc.


                                                 By:  /s/  Frank A. Cassou
                                                    ----------------------------
                                                    Frank A. Cassou
                                                    Executive Vice President and
                                                    Chief Legal Counsel
















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





                                  EXHIBIT INDEX

Exhibit No.   Description
-----------   -----------

2.1 Agreement and Plan of Merger, dated as of April 6, 2007, by and among NextWave Wireless Inc., IPW, LLC, IPWireless, Inc. and J. Taylor Crandall, as stockholder representative (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of NextWave Wireless Inc. filed April 12, 2007).

99.1          Press release, dated May 14, 2007



















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